Exhibit 99

THE BURLINGTON NORTHERN AND
SANTA FE RAILWAY COMPANY
401(k) PLAN FOR TCU EMPLOYEES

Financial Statements as of and for the years ended
December 31, 2001 and 2000

Additional information required for Form 5500
for the year ended December 31, 2001

THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY
401(k) PLAN FOR TCU EMPLOYEES

INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Accountants	1

Financial Statements:

Statement of Net Assets Available for Plan Benefits at December 31, 2001 and 2000	2

Statement of Changes in Net Assets Available for Plan Benefits for the Years Ended December 31, 2001 and 2000	3

Notes to Financial Statements

Additional Information: *	4-7

Schedule H – Schedule of Assets Held for Investment Purposes at December 31, 2001	8

*
Other supplemental schedules required by Section 2520.103-10 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA have been omitted because they are not applicable.

Report of Independent Accountants

To the Participants and Employee Benefits Committee of
The Burlington Northern and Santa Fe Railway Company 401(k) Plan for TCU Employees

In our opinion, the accompanying statement of net assets available for plan benefits and the related statement of changes in net assets available for plan benefits present fairly, in all material respects, the net assets available for plan benefits of The Burlington Northern and Santa Fe Railway Company 401(k) Plan for TCU Employees (the “Plan”) at December 31, 2001 and 2000, and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held for investment purposes is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan’s management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ PricewaterhouseCoopers LLP
June 26, 2002

THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY
401(k) PLAN FOR TCU EMPLOYEES

Statement of Net Assets Available for Plan Benefits

(In thousands)

	December 31,
	2001		2000
Investments, at fair value:
BNSF Common Stock Fund	$5,113	*	$5,447	*
T. Rowe Price Equity Index Trust	28,359	*	36,440	*
T. Rowe Price Balanced Fund	16,518	*	18,661	*
T. Rowe Price Stable Value Common Trust Fund	21,335	*	18,848	*
T. Rowe Price Blue Chip Growth Fund	5,264	*	5,855	*
T. Rowe Price Short-term Bond Fund	2,009		1,400
T. Rowe Price Equity Income Fund	2,686		1,477
T. Rowe Price International Stock Fund	881		940
Loans to Participants	2,372		2,601

Total investments	84,537		91,669

Receivables:
Participant contributions	157		172

Net assets available for plan benefits	$84,694		$91,841

*	Represents 5% or more of net assets available for plan benefits

See accompanying notes to the financial statements.

THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY
401(k) PLAN FOR TCU EMPLOYEES

Statement of Changes in Net Assets Available for Plan Benefits

(In thousands)
	Year Ended December 31,
	2001	2000
Investment income:
Net depreciation in fair value of investments (Note 3)	$(7,077)	$(3,933)
Dividends	2,372	2,617
Interest	222	230

Total investment loss	(4,483)	(1,086)

Participant contributions	4,738	5,058

Benefit payments to participants	(7,058)	(5,413)

Net plan transfers	(344)	(1,730)

Net decrease in investments	(7,147)	(3,171)

Net assets available for plan benefits:
Beginning of year	91,841	95,012

End of year	$84,694	$91,841

See accompanying notes to the financial statements.

THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY
401(k) PLAN FOR TCU EMPLOYEES

Notes to Financial Statements

Note 1:    Description of and Amendments to the Plan

The following description of the Plan provides only general information. Participants should refer to the Plan document for a more complete description of the Plan’s provisions.

In August 2000, the Plan was amended to provide for the following change:

•
With respect to any investment fund other than the Company Common Stock fund, the Funding Agency will exercise voting, tendering and similar rights granted to a Participant or beneficiary’s investment in such investment fund in accordance with the directions of the Review Committee.

In July 2001, the Plan was amended to provide for the following change:

•	In no event shall a leased employee, a non-resident alien or a person the Company has categorized as an independent contractor be considered an employee.

In January 2002, the Plan was amended to eliminate the annuity form of distribution.

General
The purpose of the Plan is to offer eligible members of the Transportation Communications Union (the Union), who are employees of The Burlington Northern and Santa Fe Railway Company (BNSF Railway, the Company or the Employer) who are covered by the collective bargaining agreement of the former Burlington Northern Railroad Company and the Union, a means to adopt a regular savings program and to provide a supplement to their retirement income. BNSF Railway is a wholly owned subsidiary of Burlington Northern Santa Fe Corporation (BNSF). The Plan is administered by the Review Committee, two members of which are appointed by the Company and two members of which are appointed by the Union. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

An employee is eligible to participate in the Plan as soon as administratively practicable after becoming a qualified employee and completing 60 days of employment as a qualified employee. If a former participant is re-employed, the employee will again become eligible to participate on the date the employee again becomes a qualified employee. Eligible employees may become participants in the Plan by authorizing regular payroll deductions and designating an allocation method for such deductions.

Contributions
“Certified Earnings” as defined under the Plan is the total compensation (base pay plus overtime earnings) and deferrals under the Plan excluding allowances or reimbursements for expenses, severance benefits, and certain other benefit payments as set forth in the Plan. Eligible employees may elect to have the Employer contribute up to 25 percent of their Certified Earnings to the Plan on their behalf on a before-tax basis. In addition, participants may elect to have their Employer make Sick Leave Deposits to the Plan in lieu of their sick leave buyback days in accordance with an agreement between the Union and the Employer. The Plan provides that the annual compensation of each employee taken into account under the Plan for any year may not exceed a limitation pursuant to requirements of the Internal Revenue Code (IRC). During the 2001 plan year, the limitation was $170,000. The maximum limitation on total before-tax employee contributions is 25 percent of Compensation. Employee elected contributions with respect to Certified Earnings are made by means of regular payroll deductions. Contributions are invested at the participant’s direction in shares of the BNSF Common Stock Fund and/or the following T. Rowe Price investment funds: Equity Index Trust, Balanced Fund, Short-term Bond Fund, Blue Chip Growth Fund, Equity Income Fund, International Stock Fund, and Stable Value Common Trust Fund. Participants may allocate their contributions to any or all of the investment funds in multiples of 1 percent. Participants may reallocate amounts from one fund to another within certain guidelines as described in the Plan agreement.

During the 2001 plan year, in accordance with the provisions of the IRC, no participant could elect more than $10,500 in before-tax contributions. In addition, the Plan provides that annual contributions for highly compensated employees (as defined by law) may be limited based on the average rate of contributions for lower paid employees. Contributions with respect to any participant may be reduced to the extent necessary to prevent disqualification of the Plan under Section 415 of the IRC, which imposes additional limitations on contributions and benefits with regard to employees who participate in other defined contribution plans.

Vesting
Participants are immediately vested in all contributions and earnings thereon.

Participant Loans
Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50 percent of their vested account balance. Loan terms can be up to five years. Participants may have only one loan outstanding at any time. Loans are repaid by payroll deduction for active employees or by check for inactive employees and interest is credited to the participants’ accounts based on their investment allocation. The loans are secured by the participant’s entire interest in the Plan and bear interest at prime rate plus 1 percent. Interest rates on loans outstanding as of December 31, 2001 ranged from 7 to 10.50 percent.

Payment of Benefits
The full value of a participant’s account becomes available upon termination of employment, retirement, total and permanent disability, participant death, and becomes available for withdrawal upon attainment of age 59 ½ or hardship (as defined in the Plan). Earnings on before-tax contributions credited after December 31, 1988, may not be withdrawn as hardship. Participants may elect to receive a distribution from their accounts in a lump sum or in the form of annual or more frequent installments over a period specified by the participant. A participant who terminates employment prior to age 65 will receive a distribution at age 65 but may request to receive a distribution or commence receiving installments at any time prior to attainment of age 65. A distribution of all benefits must occur or distributions in installments must commence by April 1 following the calendar year in which the participant attains the age 70-1/2. In the event of death of the participant, the beneficiary shall receive a lump sum distribution of the participant’s account. Immediate lump sum distributions are required in the case of accounts valued at up to $5,000.

Plan Transfers

Participants of the Plan who change positions and become eligible for another company sponsored Plan were able to transfer their balances beginning in 2000. All transfers must be made by July 1 of the plan year.

Plan Expenses
All administrative expenses of the Plan are paid by the Employer.

Plan Amendment and Termination
The Plan may be amended at any time. No such amendment, however, may adversely affect the rights of participants in the Plan with respect to contributions made prior to the date of the amendment. In the event the Plan is terminated, each participant shall receive the full amount of Plan assets in their account.

The Plan is subject to the provisions of ERISA applicable to defined contribution plans. Since the Plan provides for an individual account for each participating employee and for benefits based solely on the amount contributed to the participating employee’s account, and any income, expenses, gains and losses attributed thereto, Plan benefits are not insured by the Pension Benefit Guaranty Corporation pursuant to Title IV of ERISA.

Note 2:    Significant Accounting Policies

The following accounting policies, which conform with generally accepted accounting principles and with the requirements of the Employment Retirement Income Security Act of 1974 (ERISA), have been used consistently in the preparation of the Plan’s financial statements.

Basis of Accounting
The financial statements of the Plan are prepared under the accrual method of accounting.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of additions and deductions during the reporting period. Actual results could differ from those estimates.

Investment Valuation and Income Recognition
Investments in common stock are valued at quoted market prices; investments in registered investment companies are valued at the quoted net asset value of the respective investment company; investments in collective investment trusts are carried at fair value; and loans to participants are valued at cost which approximates fair value.

Purchases and sales of securities are recorded on a trade-date basis. Dividend income is recorded on the ex-dividend date. Interest income is recorded when earned. Net appreciation (depreciation) in the fair value of investments consists of realized gains or losses and unrealized appreciation (depreciation) on investments. Upon the sale of assets, realized gains or losses are recorded as follows: (1) for assets held at the beginning of the year—the difference between net proceeds received and their fair value at the beginning of the year; and (2) for assets acquired during the year—the difference between net proceeds received and the average acquisition cost. Unrealized gains or losses are recorded based on the difference between the current value of assets held at the end of the year, and their current value at the beginning of the year, or average acquisition cost for assets acquired during the year.

Payment of Benefits
Benefits are recorded when paid.

Note 3:    Net Depreciation in Fair Value of Investments

The Plan’s investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated (depreciated) in value as follows (in thousands):

	Year Ended December 31,
	2001	2000
Common stock	$92	$1,060
Registered investment companies	(7,169)	(4,993)

Net depreciation in fair value of investments	$(7,077)	$(3,933)

Note 4:    Reconciliation of Financial Statements to Form 5500

The following is a reconciliation of net assets available for plan benefits from the financial statements to the Form 5500 (in thousands):

	December 31,
	2001	2000
Net assets available for plan benefits from the financial statements	$84,694	$91,841
Amounts related to withdrawing participants	(35)	(174)

Net assets available for plan benefits from Form 5500	$84,659	$91,667

The following is a reconciliation of benefit payments to participants from the financial statements to the Form 5500 (in thousands):

Year ended December 31,
2001
Benefit payments to participants from the financial statements	$7,058
Amounts related to withdrawing participants	35
Less: Amounts related to withdrawing participants at December 31, 2000	(174)

Benefits paid to participants from the Form 5500	$6,919

Amounts related to withdrawing participants are recorded on Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, 2001, but not yet paid as of that date.

Note 5:    Related Parties

T. Rowe Price Retirement Plan Services, Inc. is the trustee (the Trustee) of the Plan assets and provides investment advisory and recordkeeping services. The Plan invests in shares of mutual funds managed by T. Rowe Price Associates, Inc. (T. Rowe Price). Transactions in such investments qualify as party-in-interest transactions which are exempt from the prohibited transaction rules.

Note 6:    Tax Status

BNSF Railway received a determination letter on July 27, 2001 from the Internal Revenue Service (IRS) which stated that the Plan, as amended, was a qualified plan under Section 401(a) and (k) of the IRC. This determination letter does not cover the sixth amendment to the plan, and BNSF Railway has requested an additional letter.

In accordance with IRC Section 401(k), amounts deducted from participants’ salaries as before-tax contributions are not taxable to the participants until withdrawn or distributed. Income and gains on contributions applicable to participants are not taxable to participants until withdrawn or distributed.

SCHEDULE H – SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

DECEMBER 31, 2001

(In thousands)

The Burlington Northern and Santa Fe Railway Company 401(k) Plan for TCU Employees, EIN 41-6034000 Attachment to Form 5500, Schedule H, Line 4I:

Identity of Issue	Investment Type	Current Value

* BNSF Common Stock Fund	Company Stock	$5,113

* T. Rowe Price Equity Index Trust	Registered Investment Company	28,359

* T. Rowe Price Balanced Fund	Registered Investment Company	16,518

* T. Rowe Price Short-term Bond Fund	Registered Investment Company	2,009

* T. Rowe Price Blue Chip Growth Fund	Registered Investment Company	5,264

* T. Rowe Price Equity Income Fund	Registered Investment Company	2,686

* T. Rowe Price International Stock Fund	Registered Investment Company	881

* T. Rowe Price Stable Value Common Trust Fund	Collective Investment Trust	21,335

* Loans to Participants	7.00—10.50 percent Maturing through January 1, 2007	2,372

Total assets held for investment purposes		$84,537

*	Party in Interest